UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-3274	DUKE ENERGY FLORIDA, LLC (a Florida limited liability company) 299 First Avenue North St. Petersburg, Florida 33701 704-382-3853	59-0247770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

N/A

Item 1.01  Entry into a Material Definitive Agreement

On May 29, 2019, Duke Energy Florida, LLC, (“DEF”), a wholly owned subsidiary of Duke Energy Corporation, entered into a Decommissioning Services Agreement (the “Agreement”) for the decommissioning of the Crystal River Unit 3 nuclear power station located in Citrus County, Florida (“CR3”) with ADP CR3, LLC (“Contractor”) and ADP SF1, LLC (“Buyer”), each of which is a wholly owned subsidiary of Accelerated Decommissioning Partners, LLC, a joint venture between NorthStar Group Services, Inc. (“NorthStar”) and Orano USA LLC (“Orano”). CR3 permanently ceased operations in 2013, at which time DEF selected SAFSTOR, a deferred decommissioning strategy. Under the terms of the Agreement, the decommissioning of CR3 will be accelerated, with the removal of radioactive materials and dismantlement of structures starting in 2020 and continuing through 2027, rather than the expected timeframe under SAFSTOR of starting in 2067 and ending in 2074. Closing is expected to occur in the first half of 2020.  As of March 31, 2019, the CR3 Nuclear Decommissioning Trust Fund (the “NDF”) held approximately $717 million, which is sufficient to cover the contract price to Contractor.  As detailed below, the closing of this transaction and accelerated decommissioning is subject to the approval of the Nuclear Regulatory Commission (“NRC”) and Florida Public Service Commission (“FPSC”).

The following description of the material terms of the Agreement is qualified in its entirety by reference to the text of the Agreement, to be filed with DEF’s Form 10-Q for the quarter ended June 30, 2019.

Decommissioning. Pursuant to the Agreement, Contractor will perform all activities necessary to decommission the CR3 facility and the NRC licensed site, including demolishing and dismantling the existing structures and facilities and disposing of waste, in accordance with project specifications and all applicable laws, permits and practices, with a defined portion of the work to be completed by January 29, 2027. On the closing date, CR3’s NRC license, authorizing possession and maintenance, including decommissioning, of the NRC-licensed site, will transfer from DEF to Contractor. In addition, DEF will sell and assign to Buyer, the spent nuclear fuel, storage canisters, high level waste, and existing dry spent nuclear fuel storage installation (the “ISFSI”) and certain related assets, together with certain associated liabilities and obligations, and Buyer will assume such assets and liabilities. Buyer and Contractor will be solely responsible for the operation and maintenance of the ISFSI from the closing until all of the spent nuclear fuel is removed from the CR3 facility, at which time the ISFSI will be decommissioned, thereby allowing CR3’s NRC license to be terminated. DEF will, at all times, be the owner of (1) the CR3 facility, excluding the ISFSI, and the real property on which the CR3 facility and the NRC licensed site is located, including the ISFSI and (2) the NDF.

Contract Price. DEF will pay Contractor $540 million in disbursements from a separate and segregated subaccount within the NDF for the decommissioning work (not including costs for the operation and maintenance of the ISFSI and management of spent fuel). The $540 million will be increased by all earnings and decreased by all losses, taxes and other expenses of the subaccount.  All disbursements are subject to completion and validation of the decommissioning work.

Financial Assurances.  Contractor will provide a letter of credit in favor of DEF to be used by DEF if Contractor fails to achieve a certain milestone by a specified date in the Agreement. Buyer will also establish and maintain an ISFSI decommissioning trust and establish financial assurance meeting the requirements of the NRC’s regulations until CR3’s NRC license is terminated.  NorthStar and Orano will provide parent company guaranties.

Conditions to Closing.  Closing of the transaction is contingent upon, among other things, (1) approval of the NRC of the transfer of CR3’s NRC license, authorizing possession and maintenance, including decommissioning, of the NRC-licensed site, from DEF to Contractor; (2) DEF receiving approval from the FPSC of the transactions contemplated in the Agreement and ancillary agreements; and (3) a private letter ruling from the Internal Revenue Service with respect to the NDF reasonably acceptable to DEF (each, a “Required Regulatory Approval”).

Termination Prior to Closing. The Agreement may be terminated by either DEF or Contractor if, among other things, (1) any Required Regulatory Approval has been denied and is non-appealable or cannot be obtained, as applicable; (2) any federal or state court issues a final, non-appealable order or judgment prohibiting the closing; (3) closing does not occur within three months after receiving the last Required Regulatory Approval, unless the party seeking to terminate is responsible for any failure to meet any condition to closing; (4) the parties have not agreed on revisions to certain attachments to the Agreement on or before the closing; or (5) closing does not occur within two years of the contract date, unless the party seeking to terminate is responsible for any failure to meet any condition to closing.

Contractor has the right to terminate if DEF materially violates or breaches any covenant, representation or warranty contained in the Agreement and a specific ancillary agreement to be signed at closing and such violation is not cured by the earlier of the closing or thirty days after receipt by DEF of written notice of such violation.

DEF has the right to terminate if (1) Contractor materially violates or breaches any covenant, representation or warranty contained in the Agreement and such violation is not cured by the earlier of the closing or thirty days after receipt by DEF of written notice of such violation; or (2) certain specified deteriorations in the financial condition of NorthStar or Orano occur.

Termination After Closing.  The Agreement cannot be terminated by Contractor.  DEF may terminate the Agreement if a Contractor event of default occurs, which includes, but is not limited to, (1) material failure by Contractor to perform covenants that is not cured after notice; (2) bankruptcy of NorthStar or Orano; (3) failure by NorthStar or Orano to meet obligations to Contractor under a parent guaranty; (4)  Contractor stops or suspends work such that Contractor cannot progress the decommissioning in accordance with the project schedule; (5) suspension of decommissioning work by NRC for 6 months or more; and (6) intentional and knowing falsification by Contractor of a disbursement certificate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY FLORIDA, LLC

Date: May 30, 2019	By:	/s/ David S. Maltz
Assistant Corporate Secretary